SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [X]  Preliminary Proxy Statement
     [ ]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or
          Sec. 240.14a-12

     GOLD RESERVE CORPORATION
     (Name of Registrant as Specified In Its Charter)

     Gold Reserve Corporation
     1940 Seafirst Financial Center
     Spokane, Washington  99201
     Telephone: (509) 623-1500
     (Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (Check the appropriate box):

     [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
          or 14a-6(j)(2).
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [ ]  Fee computed on table below per Exchange Act Rules 14a6(i)(4) and
          0-11.

          1) Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 011:

          4)   Proposed maximum aggregate value of transaction:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     GOLD RESERVE CORPORATION


     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON June 7, 1996

     TO:  THE SHAREHOLDERS OF GOLD RESERVE CORPORATION

     The annual 1996 meeting of shareholders of GOLD RESERVE CORPORATION (the "Company") will be held at the Yakima Valley Room of the Spokane Convention Center, West 334 Spokane Falls Boulevard, Spokane, Washington, on June 7, 1996 at 9:00 a.m., local time, for the following purposes:

     (1) To elect five members to the board of directors of the Company to hold office until the next annual meeting of shareholders or until their successors are elected and have qualified;

     (2) To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditor for the year ended December 31, 1996 and any interim period; and

     (3) To approve the proposed issuance of common stock of Great Basin Energies, Inc. and MegaGold Corporation to affiliates of the Company.

     (4) To conduct any other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 10, 1996 are entitled to vote at the annual meeting and any adjournment(s) or postponement(s) thereof. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy in the reply envelope provided. The prompt return of your proxy will assist us in preparing for the meeting.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ A. Douglas Belanger
                                         ----------------------------------
                                         A. Douglas Belanger, Secretary

     GOLD RESERVE CORPORATION

     PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     To Be Held on June 7, 1996

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of GOLD RESERVE CORPORATION, a Montana corporation (the "Company"), for the 1996 annual meeting of shareholders of the Company to be held at 9:00 a.m., local time, on June 7, 1996, and any adjournment thereof. These proxy materials were first mailed to shareholders on or about May 1, 1996.

     The annual meeting will be held in the Yakima Valley Room of the Spokane Convention Center, West 334 Spokane Falls Boulevard, Spokane, Washington. The principal executive offices of the Company are located at 1940 Seafirst Financial Center, Spokane, Washington 99201.

     PURPOSE OF MEETING
     ------------------
     The specific proposals to be considered and acted upon at the annual meeting are summarized in the enclosed Notice of Annual Meeting of Shareholders. Each of the proposals is described in more detail in subsequent sections of this Proxy Statement.

     VOTING RIGHTS AND SOLICITATIONS
     -------------------------------
     The Company's common stock is the only type of security entitled to vote at the annual meeting. If you were a shareholder of record of common stock of the Company at the close of business on April 10, 1996 (the "record date"), you may vote at the annual meeting. On all matters requiring a shareholder vote at the annual meeting, excluding the election of directors, each shareholder is entitled to one vote, in person or by proxy, for each share of common stock of the Company recorded in his or her name. With respect to the election of directors, each shareholder is entitled to cumulate his or her votes, meaning that such shareholder can multiply the number of shares owned by the number of board positions to be filled (of which there are five), and allocate such votes for all or as many director-nominees as he or she may designate.

     On the record date, the number of shares of common stock of the Company outstanding or deemed outstanding pursuant to options presently exercisable and warrants was 23,814,955. The number of outstanding shares of common stock of the Company eligible to be voted at the annual meeting at such date was 20,622,825 (including 693,362 shares of common stock held by Great Basin Energies, Inc., MegaGold Corporation and Stanco Investments A.V.V., each of which is a majority-owned subsidiary of the Company).

     Pursuant to the Montana Business Corporation Act and the Company's bylaws, the affirmative vote of the holders of a majority of the shares present at the annual meeting, in person or by proxy, is required to elect directors (Item 1).

     Abstentions and broker non-votes will be treated as present for purposes of obtaining a quorum with respect to all matters to be considered at the annual meeting, but will not be counted for or against any of the proposals to be voted upon at the meeting.

     If you are unable to attend the annual meeting, you may vote by proxy. The enclosed proxy card is solicited by the board of directors of the Company and when returned, properly completed, will be voted as you direct on your proxy card. If the card is returned with no instructions on how the shares are to be voted, shares represented by such proxies will be voted FOR approval of Items 1 and 2. As discussed elsewhere in this Proxy Statement, certain holders of the Company's common stock will abstain from voting with respect to Item 3.

     You may revoke or change your proxy at any time before it is exercised at the annual meeting. To do this, send a written notice of revocation or another signed proxy bearing a later date to the secretary of the Company at its principal executive office. You may also revoke your proxy by giving notice and voting in person at the annual meeting.

     COSTS OF SOLICITATION
     ---------------------
     The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding solicitation material to beneficial owners. Proxies may also be solicited personally or by telephone or telegram by certain of the Company's directors, executive officers and regular employees, who will not receive additional compensation therefor. The total cost of proxy solicitation, including legal fees and expenses incurred in connection with the preparation of this Proxy Statement, is estimated to be $15,000.

     THE COMPANY AND SUBSIDIARIES
     ----------------------------
     Unless the context requires otherwise, the term the "Company" used throughout this Proxy Statement refers to Gold Reserve Corporation and the following majority-owned subsidiaries: Great Basin Energies, Inc. ("Great Basin"); MegaGold Corporation ("MegaGold"); and wholly-owned subsidiaries Compania Aurifera Brisas del Cuyuni, C.A. ("Brisas"); Gold Reserve de Venezuela, C.A. ("GLDRV"); Compania Minera Unicornio, C.A. ("Unicorn"); Gold Reserve Holdings A.V.V.; Gold Reserve de Aruba A.V.V.; G.L.D.R.V. Aruba A.V.V.; Glandon Company A.V.V.; GoldenLake A.V.V.; Stanco Investments A.V.V.; and Mont Ventoux A.V.V.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     --------------------------------------------------------------
     The following table sets forth as of May 1, 1996 the names of, and number of shares beneficially owned by, persons known to the Company to own more than five percent (5%) of the Company's common stock; the names of, and number of shares beneficially owned by each director and executive officer of the Company; and the number of shares beneficially owned by, of all directors and executive officers as a group. At such date, the number of shares of common stock of the Company outstanding or deemed outstanding pursuant to options presently exercisable and warrants (including 693,362 shares of common stock held by Great Basin, MegaGold and Stanco, each of which is a majority-owned subsidiary of the Company, 1,442,130 shares subject to options exercisable within 60 days and 1,750,000 common share purchase warrants) was 23,814,955.

            Name of Owner         Beneficial Ownership(1)  Percent of Class
     ---------------------------  -----------------------  ----------------
     Rockne J. Timm                        886,491                3.7%
     A. Douglas Belanger                   728,022                3.1%
     Patrick D. McChesney                  138,262                   *
     Jean Charles Potvin                   116,667                   *
     James H. Coleman                      142,000                   *
     Robert A. McGuinness                   83,481                   *
     Albert K.F. Wu                         27,614                   *
                                         ---------               -----
     All directors and executive
       officers as a group
       (7 persons)                       2,122,537                8.9%
                                         ---------               -----
     Great Basin Energies, Inc.(2)         391,161                1.6%
     MegaGold Corporation(3)               125,083                   *
     Stanco Investments A.V.V(4).          177,118                   *
     BlueGrotto Trading Ltd.             1,250,000                5.2%
     CDS & Co                            4,528,910               19.0%
     Cede & Co.                          9,451,724               39.7%

     *Less than 1%

     (1)Includes common shares subject to options exercisable within 60 days of May 1, 1996 as follows: Mr. Timm-375,000 shares, Mr. Belanger-340,000 shares, Mr. McChesney-72,152 shares, Mr. Potvin-116,667 shares, Mr. Coleman-131,666 shares, Mr. McGuinness-68,295 shares and Mr. Wu-12,349 shares.

     (2)Mr. Timm, Mr. Belanger and Mr. McGuinness are officers and/or directors of Great Basin Energies, Inc. Mr. Timm and Mr. Belanger own 4.4% and 0.4%, respectively, of the outstanding shares of Great Basin Energies, Inc. and may be deemed indirectly to have an interest in the Company through their respective interest in Great Basin Energies, Inc. Mr. Timm, Mr. Belanger and Mr. McGuinness disclaim any beneficial ownership of common shares of the Company owned by Great Basin Energies, Inc.

     (3)Mr. Timm, Mr. Belanger, Mr. McChesney and Mr. McGuinness are officers and/or directors of MegaGold Corporation. Mr. Timm, Mr. Belanger and Mr. McChesney own 1.2%, 0.8% and 1.0%, respectively, of the outstanding shares of MegaGold Corporation and may be deemed indirectly to have an interest in the Company through their respective interest in MegaGold Corporation. Mr. Timm, Mr. Belanger, Mr. McChesney and Mr. McGuinness disclaim any beneficial ownership of common shares of the Company owned by MegaGold Corporation.

     (4)Company shares owned by Stanco Investments A.V.V. are held in escrow and are voted by the escrow agent.

     DIRECTORS AND EXECUTIVE OFFICERS
     --------------------------------
     The names, ages, business experience (for at least the last five years) and positions of the directors and executive officers of the Company as of May 1, 1996 are set out below. The Company's board of directors presently consists of five members. All directors presently serve until the next annual meeting of the Company's shareholders or until their successors are elected and qualified. Officers are appointed by the board of directors. There are no family relationships among these officers, nor any arrangements or understandings between any officer and any other person pursuant to which the officer was elected.

       Name and Position     Age            Business Experience
     ----------------------  ---  -----------------------------------------
     Rockne J. Timm,         50   Mr. Timm became Treasurer and Director
     President and Chief          in March 1984, and became President and
     Executive Officer and        Chief Executive Officer in August 1988.
     Director                     He was a Director of Neptune Resources
                                  Inc. and its successor, Northwest Gold
                                  Corp., from 1987 to 1993, Vice President of Finance, Treasurer and Chief Financial
                                  Officer of Pegasus Gold Inc. from 1981 to
                                  1987.  Mr. Timm is also President and
                                  Director of Great Basin Energies, Inc.,
                                  Vice President and Director of MegaGold
                                  Corporation, and a director and executive officer of each of the Company's foreign subsidiaries. Mr. Timm is a certified public accountant and resides in Spokane, Washington.

     A. Douglas Belanger,    42   Mr. Belanger became Executive Vice
     Executive Vice President,    President in August 1988 and Secretary in
     President, Secretary         June 1993.  He also serves as Vice
     and Director                 President and Director of Great Basin
                                  Energies, Inc., a Vice President of
                                  MegaGold Corporation, and director and
                                  executive officer of each of the
                                  Company's foreign subsidiaries Mr.
                                  Belanger served as Vice President for
                                  Corporate Affairs of Pegasus Gold Inc.
                                  from April 1982 to June 1987. Mr.
                                  Belanger resides in Twin Lakes, Idaho.

     Patrick D. McChesney,   46   Mr. McChesney was Vice President of
     Director                     Finance until March  1993 and was Chief
                                  Financial Officer from August 1988 until
                                  June 1993.  Since July 1987, Mr.
                                  McChesney's principal occupation has been as President of Logue-McDonald
                                  Automation, Inc.  He is also a Director
                                  of MegaGold Corporation.  From 1983
                                  through June 1987, Mr. McChesney was
                                  Controller of Pegasus Gold Inc.  Mr.
                                  McChesney is a certified public
                                  accountant and resides in Spokane,
                                  Washington.

       Name and Position     Age            Business Experience
     ----------------------  ---  -----------------------------------------
     Jean Charles Potvin,    43   Mr. Potvin became a Director in November
     Director                     1993 and is also Director, Chairman and
                                  Chief Executive Officer of Tiomin
                                  Resources Inc., and a Director, President and Chief Executive Officer of Pangea
                                  Goldfields Inc.  Prior to becoming a
                                  Director, Mr. Potvin was Senior Gold
                                  Mining Analyst, a Vice President and a
                                  Director of Nesbit Burns Inc. (formerly
                                  Burns Fry Ltd.) a major Canadian
                                  investment dealer. Mr. Potvin resides in Toronto, Ontario.

     James H. Coleman,       45   Mr. Coleman became a Director in February
     Director                     1994 and is a senior partner and Chairman
                                  of the Executive Committee of the law
                                  firm of Macleod Dixon of Calgary,
                                  Alberta, counsel to the Company.  He is
                                  also a Director of Total Resources
                                  (Canada) Limited, McCarthy Corporation
                                  plc, Minven Inc., Energold Mining Ltd.,
                                  Parys Mountain Mines Ltd., AACE
                                  Environmental Inc., Q-Zar Inc. and
                                  Anadime Corp. From 1989 to 1993 he was a
                                  Director of Northwest Gold Corp and from
                                  1988 to 1995 was a Director of Ranchmen's
                                  Resources Ltd.  Mr. Coleman resides in
                                  Calgary, Alberta.

     Robert A. McGuinness,   40   Mr. McGuinness became Vice President of
     Vice President of            Finance in March 1993 and Chief Financial
     Finance and Chief            Officer in June 1993. Mr. McGuinness is
     Financial Officer            also Secretary of Great Basin Energies,
                                  Inc. and MegaGold Corporation. During the previous three years, Mr. McGuinness was Vice President of Finance for Millisat
                                  Holdings Incorporated.  Prior to 1990,
                                  Mr. McGuinness served as a financial
                                  officer for several domestic and
                                  internationally-based companies
                                  specializing in electronics and
                                  biotechnology.  Mr. McGuinness is a
                                  certified public accountant and resides
                                  in Spokane, Washington.

     Albert K.F. Wu,         49   Mr. Wu became Vice President of Planning
     Vice President of            in February 1993. Mr. Wu was Treasurer
     Planning                     of Orvana Minerals Corp., a mineral
                                  exploration company listed on the Toronto
                                  Stock Exchange, from 1990 to 1995, and
                                  since 1989 has been Assistant Secretary
                                  of T&H Resources Ltd., a mineral
                                  exploration company also listed on the
                                  Toronto Stock Exchange.  From 1982 to
                                  1990, Mr. Wu was Assistant Secretary of

       Name and Position     Age            Business Experience
     ----------------------  ---  -----------------------------------------
     Albert K.F. Wu,              Pegasus Gold Inc.  Mr. Wu is also
     Vice President of            President of Albert Wu and Associates, a
     Planning, continued          private consulting company, and is a
                                  Certified Management Accountant in
                                  Canada.  He resides in Vancouver, British
                                  Columbia.

     SECTION 16(a) REPORTING OBLIGATIONS. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission"). Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of reports made pursuant to Section 16(a) of the Exchange Act and related regulations, the Company believes that during the year ended December 31, 1995, all filing requirements applicable to its directors, executive officers and 10% shareholders were satisfied.

     Executive Compensation
     ----------------------
     SUMMARY COMPENSATION TABLE. The following table discloses compensation received by the Company's chief executive officer, executive vice president and secretary, and vice president of finance and chief financial officer for the years ended December 31, 1995, 1994 and 1993.

                                                    Annual Compensation                   Long-Term Compensation
                                               -----------------------------  ------------------------------------------------
                                                                                Dollar
                                                                               Value of   Securities
                                                                              Restricted  Underlying
                                                                Other Annual    Stock      Options/    LTIP       All Other
              Executive Officer          Year  Salary   Bonus   Compensation    Awards      SAR(1)    Payouts  Compensation(2)
      ---------------------------------  ----  -------  ------  ------------  ----------  ----------  -------  ---------------
      Rockne J. Timm,                    1995  150,000  45,000       --           --       185,000    $   --       $30,000
        President and Chief              1994  105,362      --       --           --        85,000        --        26,341
        Executive Officer                1993  101,502      --       --           --        85,000        --        10,828

      A. Douglas Belanger,               1995  120,000  38,000       --           --       160,000        --        30,000
        Executive Vice                   1994   87,028      --       --           --        75,000        --        21,757
        President and                    1993   90,040      --       --           --        75,000        --         9,606
        Secretary

      Robert A. McGuinness,              1995   74,938  25,313       --           --       150,985        --        21,658
        Vice President of                1994   80,412      --       --           --        65,000        --        10,052
        Finance and Chief                1993   58,006      --       --           --        50,000        --            --
        Financial Officer

      (1)Consists of the number of shares of common stock of the Company issuable to the named executive officers pursuant to options held at the end of each reported period.  For information concerning the value of the unexercised portion of such options at December 31, 1995, see the table appearing on the following page of this Proxy Statement.

      (2)Consists of the dollar value of common stock of the Company purchased by the Company's combined 401(k) salary reduction plan and employee stock ownership plan, known as the Gold Reserve KSOP Plan, and allocated to the account of each named executive officer during 1995, 1994 and 1993, respectively, as follows: Mr. Timm- 4,880 shares, 10,241 shares, 12,375 shares; Mr. Belanger- 4,880 shares, 8459 shares, 10,978 shares; Mr. McGuinness- 3,523 shares, 3,908 shares, 0 shares.

     OPTIONS GRANTED IN 1995. The following table provides information on options granted during the year ended December 31, 1995 to the named executive officers of the Company.

                                                                                    Potential Realizable
                                                                                      Value at Assumed
                                                 Percent                           Annual Rates of Stock
                                                 of Total                          Price Appreciation for
                                   Number of     Options      Option                   Option Term(3)
                                    Options     Granted to   Exercise  Expiration  ----------------------
     Executive Officer             Granted(1)  Employees(2)   Price       Date      at 5%        at 10%
     ----------------------------  ----------  ------------  --------  ----------  ----------------------
     Rockne J. Timm                 100,000       10.95%       7.06      1/18/05   444,000      1,125,182
        President and Chief
        Executive Officer

     A. Douglas Belanger             85,000        9.31%       7.06      1/18/05   377,400        956,405
        Executive Vice President
        and Secretary

     Robert A. McGuinness            43,485        4.76%       7.06      1/18/05   193,073        489,286
        Vice President of Finance    50,000        5.47%       5.38     12/29/05   169,173        428,717
        and Chief Financial Officer

     (1)Options granted during the year ended December 31, 1995 were authorized pursuant to the
        Company's Stock Option Plans and are intended to qualify under Section 422A of the Internal
        Revenue Code of 1986, as amended.  In the case of Mr. Timm and Mr. Belanger all such options were fully vested at date of grant. In the case of Mr. McGuinness 8,485 shares were fully vested at date of grant and the remaining vest ratably over 2 years. Options are exercisable for shares of common stock of the Company, at the exercise prices set forth in the table, for a period of ten years, measured from the respective grant dates.

     (2)During the year ended December 31, 1995, the Company granted options for the purchase of 913,334 shares of common stock to eligible participants under its incentive stock option plans.

     (3)The potential realizable value of the options has been calculated according to prescribed regulations, and assumes the market price of the underlying common stock appreciates in value from the date such options were granted until the expiration date of the options, at the specified annual compounded rates.  Insofar as such appreciation in potential realizable value is based on the market price prevailing at the time such options were granted (which is also the exercise price of the options), the foregoing table does not set forth the value of the unexercised portion of such options at December 31, 1995.  Such value, measured as the difference between the closing sales price of the common stock of the Company at such date and the exercise price of the options, is set forth on the following table.

     OPTION EXERCISES AND OPTION VALUES. The following table provides information on options exercised during the year ended December 31, 1995 by the named executive officers of the Company and the value of such officers' unexercised options at December 31, 1995.

                                 Shares                        Number of           Value of Unexercised
                                Acquired       Value     Unexercised Options at   In-The-Money Options at
         Executive Officer    on Exercise   Realized(1)   December 31, 1995(2)     December 31, 1995(3)
     -----------------------  -----------   -----------  ----------------------   -----------------------
     Rockne J. Timm,
       President and Chief
       Executive Officer            --            --            185,000                  $383,200

     A. Douglas Belanger,
       Executive Vice
       President and
       Secretary                    --            --            160,000                   338,200

     Robert A. McGuinness,
       Vice President of
       Finance and  Chief
       Financial Officer         7,500        28,125            150,985                     9,240

     (1)The value realized is measured by the difference between the closing sales price of the Company's common stock at the date of exercise and the exercise price of such options.

     (2)All such options were presently exercisable at December 31, 1995 with the exception of 98,435 options held by Mr. McGuinness.

     (3)At December 31, 1995, the closing sales price of the common stock of the Company, as reported by
        The NASDAQ Stock Market, was $5.625.  The potential realizable value of such unexercised options at December 31, 1995 is measured by the difference between the closing sales price of the
        Company's common stock at such date and the exercise price of such in-the-money options.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Company's compensation program was jointly administered during 1995 by an executive remuneration committee, described below, and by the compensation committee of the board of directors of the Company, composed of Mr. Coleman and Mr. Potvin. The primary function of the executive remuneration committee during the year was to review and evaluate the fairness of the recommendations of management and the compensation committee of the board for awards of equity-based compensation to the Company's executive officers and directors pursuant to the Company's stock option plans. The function of the compensation committee of the board in respect of such compensation matters during the year was to evaluate the Company's performance and the performance of its executive officers, and to determine and approve the cash compensation and equity-based compensation of such executive officers, taking into account the views of the executive remuneration committee. One member of the executive remuneration committee, Mark D. Bantz, is also the president and a director of MegaGold Corporation, a subsidiary of the Company.

     DIRECTORS' COMPENSATION. Directors of the Company who are not otherwise compensated by the Company receive varying amounts of compensation, depending on their arrangements with the Company. Mr. McChesney and Mr. Potvin are typically compensated on an hourly basis for services rendered. During the year ended December 31, 1995, Mr McChesney and Mr. Potvin performed no services for which compensation was due. Mr. Coleman was not separately compensated for services rendered to the Company as a director, although the law firm of Macleod Dixon, of which he is a partner, was paid $60,000 during the year for legal services rendered on behalf of the Company. Mr. McChesney, Mr. Potvin and Mr. Coleman were granted options during the year to purchase 25,000, 25,000 and 50,000 shares of common stock, exercisable at the price of $7.06 per share, respectively.

     DESCRIPTION OF INCENTIVE STOCK OPTION AND EMPLOYEE STOCK OWNERSHIP PLANS. The Company currently maintains three stock option plans, the 1985 Stock Option Plan, the 1992 Stock Option Plan and the 1994 Stock Option Plan. All plans provide for the issuance of incentive stock options intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and options that are not qualified under the Code. Key individuals of the Company and its subsidiaries, including officers and directors who are also employees, are eligible to receive grants of options under the plans. All options are exercisable at prices equivalent to the mean of the high and low sales prices of the common stock, as reported by the NASDAQ Stock Market and the TSE as of the date of grant.

     At May 1, 1996, all options had been granted under the 1985 and 1992 Stock Option Plans. At such date, options for the purchase of 40,000 shares and 638,452 granted under the 1985 and 1992 plans remained unexercised. At May 1, 1996, options for the purchase of 583,868 shares of common stock were available for grant under the 1994 Stock Option Plan. The Company also maintains a combined 401(k) salary reduction plan and employee stock ownership plan, known as the Gold Reserve KSOP Plan, for the benefit of eligible employees of the Company and its subsidiaries. The plan invests in common stock of the Company through Company-guaranteed loans. During 1995 and 1994, the plan purchased 50,000 shares and 20,000 shares of common stock from the Company, respectively, at then-prevailing market prices, for consideration of $280,195 and $123,800, respectively. No shares of common stock of the Company were purchased during 1993. Such shares were allocated to participants' accounts based on the contributions by the Company during the plan year and the prices at which such shares were purchased by the plan. The terms of the plan permit investment in approved securities other than the Company's common stock, and allow plan participants to self-direct the investment of their account. To date, the plan's sole investment has been common stock of the Company. The employee stock ownership component of the plan is intended to qualify under Sections 421 and 423 of the Code. The salary reduction component of the plan has not been utilized to date.

     Contributions to the plan are limited in each year to (i) the total amount of salary reduction the employee elected to defer during the year (which is limited to 10% of such employee's compensation during the year, or such amount as is established by law), (ii) a matching contribution from the Company equal to 50% of any salary reduction the employee elected to defer during the year, (iii) special contributions by the Company equal to a percentage of the employee's compensation during the year and (iv) discretionary contributions by the Company determined in each year by the Company. The plan is available to all eligible employees of the Company or subsidiaries who have been employed for a period in excess of one year and who have worked at least 480 hours during the year in which any allocation is to be made. Employer and employee contributions to the plan are limited to 25% of salary, and distributions from the plan are not permitted before the participating employee reaches the age of 59 1/2, except in the case of death, disability, termination of employment by the Company or financial hardship.

     COMPOSITION OF THE EXECUTIVE REMUNERATION COMMITTEE. The executive remuneration committee of the Company consists of three individuals, two of whom are not affiliated, directly or indirectly, with the Company and one of whom (Mark D. Bantz) is the president and a director of MegaGold, which is a majority-owned subsidiary of the Company. The names and addresses, ages and business experience (for at least the past five years) of the members of the committee are set forth in the following table:

     Name and Address           Age(1)  Business Experience
     -------------------------  ------  -----------------------------------
     Wesley L. Delaney            47    Mr. Delaney is a certified public
     East 30 Indiana                    accountant and has for at least the
     Spokane, Washington 99207          past five years been a principal of
                                        the firm of Brown & Delaney.  He is
                                        also a director of Winnstar Foods,
                                        Inc., a privately-held food
                                        processing company with head-
                                        quarters in Oredale, New Jersey.
                                        Mr. Delaney graduated from Seattle
                                        University in 1971 with a degree in
                                        accounting.

     Name and Address           Age(1)  Business Experience
     -------------------------  ------  -----------------------------------
     Gregory B. Lipsker           46    Mr. Lipsker is a practicing
     Parkade Plaza                      securities and business attorney
     Spokane, Washington 99201          with the firm of Workland,
                                        Witherspoon, Riherd & Brajcich in
                                        Spokane, and has been a member of
                                        the Washington State Bar
                                        Association since 1977. He is also
                                        a member of the Spokane Citizens
                                        Advisory Review Panel, a director
                                        of the West Central Community
                                        Center, and director and president
                                        of Spokane Sports Unlimited, a non-
                                        profit corporation.  Mr. Lipsker
                                        also presently serves as an interim
                                        director of Metaline Mining and
                                        Leasing Corporation and Cimarron-
                                        Grandview Group, Inc., both of
                                        which are inactive corporations.

     Mark D. Bantz                48    Mr. Bantz is a practicing business,
     West 316 Boone                     mining and securities lawyer in
     Spokane, Washington 99202          Spokane, and has been a member of
                                        the Washington State Bar Associ-
                                        ation since 1977.  From 1977 to
                                        1979, he was an assistant
                                        prosecutor in the Whatcom County
                                        (Washington) Prosecuting Attorney's
                                        Office, and since 1989, he has been
                                        the president and a director of
                                        MegaGold Corporation, a subsidiary
                                        of the Company.

     (1)As of May 1, 1996. Prior to June 1993, no member of the executive remuneration received any compensation or other remuneration from the Company or any affiliate of the Company for work performed on the Company's behalf. Beginning in June 1993, the Company paid each member of the committee for each meeting attended and each interim telephonic meeting in which the member participated, at hourly rates normally charged by such members in their respective professions. The executive remuneration committee generally meets at least once each quarter.

        No member of the executive remuneration committee owned any shares of the common stock of the Company at May 1, 1996, with the exception of Mr. Bantz. Mr. Bantz is the beneficial owner of 2,500 shares of common stock of the Company held by him as custodian for the benefit of his minor children under the Washington Uniform Transfers to Minors Act. In addition, Mr. Bantz owns 138,500 shares of MegaGold, 37,500 shares of Great Basin and, together with his spouse, owns an additional 5,300 shares of common stock of the Company.

        Members of the executive remuneration committee fulfill an advisory function and serve at the discretion of the board of directors for the limited purpose of advising the board on executive compensation matters. They are neither employees nor agents of the Company. Members of the executive remuneration committee do not have the authority to make decisions regarding the amount of compensation paid to executive officers or employees of the Company, whether in cash or in the form of equity-based compensation, but are authorized and empowered to conduct such investigation as is necessary to advise the board of the fairness of such matters. In discharging their duties, members of the executive remuneration committee are expected to exercise the same degree of care and judgment as is exercised by the compensation committee of the board of directors. If consistent with the indemnification provisions of the Montana Business Corporation Act and the Company's bylaws, the Company would undertake to indemnify and pay the costs of defense of the executive remuneration committee or any of its members who is successful in the defense of any claim asserting lack of care or judgment, to the same extent indemnification is afforded to directors and executive officers of the Company.

     COMBINED REPORT OF THE EXECUTIVE REMUNERATION COMMITTEE AND THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS. The Company applies a consistent compensation philosophy to all employees, including senior management. This philosophy is premised on the belief that the Company's performance is the result of coordinated efforts directed toward common objectives.

     Compensation Philosophy and Goals
     ---------------------------------
     The goal of the compensation program is to attract, retain and reward employees and other key individuals who contribute to the long-term success of the Company. Contributions are largely measured subjectively, and are rewarded through cash and equity-based compensation vehicles. The Company historically has not paid competitive cash salaries to its executive officers and employees, owing to a lack of cash resources, and has instead rewarded its executive officers and employees through stock options and restricted stock awards.

     The Company believes that employees and executive officers should be fairly rewarded for sustained performance. Accordingly, the Company evaluates the extent to which strategic and business goals are met, and measures individual performance, albeit subjectively, against development objectives and the degree to which teamwork and Company objectives are promoted. The Company strives to achieve a balance between the compensation paid to a particular individual and the compensation paid to other employees and executives having similar responsibilities within the Company. The Company also strives to ensure that each employee understands the components of his or her salary, and the bases upon which it is determined and adjusted.

     Administration
     --------------
     During 1995, the Company's compensation program was jointly administered by the executive remuneration committee, described above, which was responsible for reviewing and evaluating the fairness of the recommendations of the Company's board of directors for awards of equity-based compensation pursuant to the Company's stock option plans, and by the compensation committee of the board of directors of the Company, which was responsible for determining the cash and cash equivalent salaries of the executive officers, taking into account the views of the executive remuneration committee.

     Compensation Vehicles
     ---------------------
     The Company has a simple compensation program consisting of cash- and equity-based compensation. Cash compensation consists of salary, which has generally been set at less than prevailing market rates and cash bonuses. Equity-based compensation has been the dominant component of the Company's compensation program for the past several years, owing to previously limited cash resources, and is designed to provide additional incentives to work to maximize shareholder value. The Company maintains incentive stock option programs which provide for the award of both qualified and nonqualified options, and grants stock options periodically to persons eligible to participate in the plans. The Company also allows all eligible employees to participate in stock ownership through the Gold Reserve KSOP Plan.

     Chief Executive Officer's Compensation
     --------------------------------------
     Mr. Timm's salary base was increased to $150,000 and he received a cash bonus of $45,000 during the year. The Company has not developed specific quantitative or qualitative performance measures or other specific criteria for determining the compensation of its chief executive officer, primarily because it does not yet have a producing mine or other operations from which such quantitative data can be derived. As a consequence, the determination of the chief executive officer's compensation in 1995 was largely subjective, and was based on the Company's progress in addressing its more immediate concerns - these being resolution of the Brisas lawsuit, procurement of the veta concession on the Brisas property, continued exploration of the Brisas concession and financing of the Company's exploration and development activities.

     The Company can be expected to develop quantitative, performance-oriented compensation measures for its chief executive officer and all other executive officers if its Venezuelan mining concessions are placed into production. The Company expects that such measures will take into account standard means of evaluating executive officer performance, such as revenues and earnings, the market price of the Company's common stock, and the Company's relative success in bringing its concessions into production and in acquiring additional mining properties or concessions. Executive compensation levels can be expected to increase in future years due to increased cash resources.

     The Company expects its equity-based compensation vehicles will be continued in future years, but that they will be supplanted by increased cash compensation to the Company's employees and executive officers due to increased cash resources.

           COMPENSATION COMMITTEE OF       EXECUTIVE REMUNERATION
             THE BOARD OF DIRECTORS               COMMITTEE

              Jean Charles Potvin            Gregory B. Lipsker
                James H. Coleman             Wesley L. Delaney
                                               Mark D. Bantz

     Performance Graph
     -----------------
     The following graph compares the five year cumulative total return on an investment of $100 among the Company, The NASDAQ Stock Market Index and the S&P Gold Index, assuming reinvestment of dividends received. Cumulative total return is measured by the difference between the median high and low bid prices of the Company's common stock, as reported by The NASDAQ Stock Market, at the end and beginning of the measurement period.

                        1990    1991    1992      1993     1994     1995
                        ----    ----   ------    ------   ------   ------
     Company            100     400     2,800    10,200    6,775    4,500
     NASDAQ Stock
       Market           100     161       187       215      210      296
     S & P Gold Index   100      81        76       139      112      126


     ITEM NO. 1 -- ELECTION OF DIRECTORS

     At the annual meeting, five directors are to be elected. Unless authority to vote is withheld on a proxy, proxies in the form enclosed will be voted for the director-nominees identified below. If any nominee is not available for election (a contingency which the Company does not now foresee), it is the intention of the board of directors to recommend the election of a substitute nominee, and proxies in the form enclosed will be voted for the election of such substitute nominee unless authority to vote such proxies in the election of directors has been withheld.

     NOMINEES TO THE BOARD OF DIRECTORS
     ----------------------------------
               Name                     Position Held           Since   Age
     -------------------------   ----------------------------   -----   ---
     Rockne J. Timm              President, Chief Executive
                                 Officer and Director           1984    50

     A. Douglas Belanger         Executive Vice President,
                                 Secretary and Director         1988    42

     Patrick D. McChesney        Director                       1988    46

     Jean Charles Potvin         Director                       1993    43

     James H. Coleman            Director                       1994    45

     BACKGROUND OF NOMINEES. The business experience for the past five years of all nominees is set forth in the section titled Directors and Executive Officers of this Proxy Statement.

     REQUISITE APPROVAL. The affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy, is required to elect directors. Shareholders are entitled to cumulate their votes in voting for directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES TO
     THE BOARD OF DIRECTORS.                  ---

     ITEM NO. 2 -- RATIFICATION OF INDEPENDENT AUDITOR

     The firm of Coopers & Lybrand L.L.P., independent certified public accountants, has been selected by the Board of Directors to serve as the independent auditor of the Company for the year ended December 31, 1996 and any interim period. The firm is experienced in auditing and advising public companies engaged in mining and related activities, and has served as auditor of the Company since 1992. Representatives of the firm of Coopers & Lybrand L.L.P. will be present at the annual meeting to respond to questions of the shareholders.

     Ratification by the shareholders of the Company's independent auditor is not required under the Montana Business Corporation Act. The Board of Directors believes, however, that the selection of an auditor is an important matter and that the shareholders of the Company are entitled to approve or disapprove the Board's choice of auditor through ratification. The affirmative vote of a majority of the issued and outstanding shares of common stock present at the annual meeting, in person or by proxy, is required to ratify the selection of an auditor. If the Board of Directors' selection is not ratified, the Board will determine whether the auditor should be replaced.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
     THE RATIFICATION OF COOPERS & LYBRAND    ---
     L.L.P. AS THE COMPANY'S INDEPENDENT AUDITOR.


     ITEM NO. 3 -- APPROVAL OF PROPOSED ISSUANCE OF COMMON STOCK OF GREAT BASIN AND MEGAGOLD TO AFFILIATES OF THE COMPANY

     At the annual meeting, the shareholders will be asked to approve the proposed issuance of shares of common stock of Great Basin Energies, Inc. ("Great Basin") and MegaGold Corporation ("MegaGold"), both majority-owned subsidiaries of the Company, to the Company, certain affiliates of the Company and other employees of the Company in consideration for services rendered by certain affiliates of the Company to Great Basin and MegaGold valued at $45,000 each and for cash in a private offering of shares by both Great Basin and MegaGold in the amount of approximately $700,000 and $650,000, respectively.

     Since all or substantially all of the Company's directors are expected to participate in the issuance of shares of Great Basin and MegaGold and is therefore deemed a "conflicting interest transaction", approval by the disinterested holder's of a majority of the Company's outstanding stock is required to be obtained at the annual meeting pursuant to the Montana Business Corporation Act. Important information concerning the proposed issuance of the subsidiary shares and the purpose and effect of the proposal is set forth below.

     The boards of directors of Great Basin and MegaGold have considered and are tentatively planning to issue additional shares of common stock to certain affiliates of the Company and other employees as consideration for services rendered to these subsidiary corporations. In addition, the boards of directors of Great Basin and MegaGold have also each considered and are tentatively planning to issue additional shares of common stock for cash in one or more exempt transactions under the Securities Act of 1933, as amended, in order to obtain additional funds. The Company, certain affiliates of the Company and other of its employees, some of whom are also affiliated with Great Basin or MegaGold, are expected to participate in these private offerings of shares for cash.

     Management and the boards of directors of the Company, Great Basin and MegaGold believe such transactions are in the best interests of each company, in order to provide those individuals who are or will be responsible for the anticipated future success of Great Basin and MegaGold with a meaningful ownership interest in the subsidiaries. Management and the boards of directors believe that such ownership interest will serve as a greater incentive to such individuals than would cash compensation and would help conserve the funds raised by the private offerings of $700,000 and $650,000, respectively, along with proceeds from the sale of Company shares held by Great Basin and MegaGold for the future acquisition of income producing assets and as working capital.

     The Company owns controlling interests in Great Basin, a Washington corporation organized in June of 1981, and MegaGold, a Utah corporation organized in December of 1984. As of the date of this Proxy Statement, the Company owned 58% and 63% of the outstanding common stock of Great Basin and MegaGold, respectively, and Great Basin and MegaGold, in turn, owned 1.9% and 0.6% of the outstanding common stock of the Company. The Company acquired its interests in Great Basin and MegaGold, and Great Basin and MegaGold acquired their respective interests in the Company, in a series of transactions in late 1991 and early 1992, and upon dissolution of U.S. Mining Limited Partnership, a Washington limited partnership. U.S. Mining Limited Partnership was organized by the Company and a number of other small mining companies in June of 1985 to consolidate their financial resources for mineral exploration and development.

     As previously noted, Great Basin's and MegaGold's assets are entirely composed of their respective holdings of common stock of the Company. Consequently, it can be anticipated that the common stock of these subsidiaries will be valued, for purposes of such issuance, at a price or prices based on the average closing price of the common stock of the Company during the preceding 90 day period prior to the date of issuance. Since the subsidiary shares will be issued in one or more exempt transactions under the Securities Act, and upon issuance will be restricted securities under the Act, it can be anticipated that the issuance price will be discounted by as much as 25% to reflect the absence of liquidity. Based upon the closing sales price of the common stock of the Company at April 23, 1996, the book values per outstanding share of common stock of Great Basin and MegaGold at such date were approximately $0.098 and $0.068, respectively. (Book value per share was determined by multiplying the closing sales price of the common stock of the Company by the number of such shares held by each of Great Basin and MegaGold net of applicable taxes, and by dividing such number by the number of outstanding shares of Great Basin and MegaGold at such date.) After giving effect to the aforementioned 25% discount, the price or value at which shares of Great Basin and MegaGold would be issued in the proposed transactions would be $0.074 and $0.051, respectively.

     The terms and conditions of the proposed issuance of shares of common stock of Great Basin and MegaGold have not yet been fully determined and are subject to the approval of the shareholders of Great Basin and MegaGold. Presently, the boards of directors of Great Basin and MegaGold anticipate the issuance of up to 800,000 shares and 1,100,000 million shares, respectively, valued at $45,000 each and issuable to eight individuals for services. In addition, the boards of directors of Great Basin and MegaGold anticipate the private sale of up to 10 million shares and 16 million shares, at $.07 and $.05 per share, for total consideration of approximately $700,000 and $650,000, respectively. The actual shares issued may be less, but in any case, the Company will not be diluted and will maintain its present ownership percentage of Great Basin and MegaGold by participating in the private placement. It is anticipated that the recipients of shares for services will include certain officers and directors of the
     Company: Rockne J. Timm, A. Douglas Belanger, Patrick D. McChesney, Robert A. McGuinness and a number of employees of the Company as well as directors of Great Basin and MegaGold: Robert Kistler and Mark Bantz, respectively. Participants in the private placement for cash will include the Company, the individuals noted above as well as James
     A. Coleman and Jean Charles Potvin also directors of the Company.

     Neither Great Basin nor MegaGold is currently engaged in operations, although both corporations are seeking to identify and acquire income-producing assets. The common stock of the Company held by Great Basin and MegaGold is included in an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") for future sale. Depending on market conditions, the boards of directors of Great Basin and MegaGold intend to liquidate all or a portion of this common stock during the next twelve months in order to build cash reserves, in addition to the funds received from the private offering of shares, which can be used to fund the acquisition of income producing assets and as working capital.

     Since all or substantially all of the Company's directors are expected to participate in the issuance of shares of Great Basin and MegaGold and therefore deemed a "conflicting interest transaction", approval by the disinterested holder's of a majority of the Company's outstanding stock is required to be obtained at the annual meeting. "Conflicting interest transactions" such as the issuance of the Great Basin and MegaGold shares to the directors and executive officers of the Company, Great Basin and MegaGold are not void but, if unfair to the Company and its shareholders, may be enjoined or set aside by the Company or its shareholders (or by Great Basin, MegaGold or their respective shareholders) through legal action, or may give rise to an action for damages. Pursuant to the Montana Business Corporation Act

     (and the applicable provisions of the Utah Business Corporation Act and the Washington Business Corporation Act which govern Great Basin and MegaGold, respectively), such transactions can be immunized from any legal action seeking to enjoin or set them aside through, among other procedures, ratification or approval of the transactions by the disinterested holders of a majority of a company's stock, or approval by a majority (though not less than two) of a company's disinterested directors.

     Approval by the disinterested holders of a majority of the outstanding stock of Great Basin and MegaGold will also be required to be obtained in order to immunize the transactions from any legal action that may be brought against such subsidiaries under the Utah Business Corporation Act and the Washington Business Corporation Act, respectively. By approving the proposed issuance of the subsidiary shares at the annual meeting, the shareholders of the Company will be deemed to have authorized the Company to vote the shares of common stock of Great Basin and MegaGold held by the Company in favor of the transactions at any annual or special meetings of the subsidiaries called for the purpose of obtaining such approval. It is expected that the boards of directors of Great Basin and MegaGold will seek shareholder approval of the transactions later this year.

     If such transactions are not ratified by the Company's shareholders, the ownership of shares of the common stock of Great Basin and MegaGold will continue to be recognized as valid until and unless a timely shareholder action is successfully brought resulting in a determination that the transactions were unfair to the Company and its shareholders. Such an action, if asserted by a shareholder derivatively on behalf of the Company, will become time-barred under the Montana Business Corporation Act five years from the date of the respective transactions (and will be similarly barred under the Utah and Washington Acts with respect to Great Basin and MegaGold). Shareholder claims brought other than derivatively, with respect only to any claimed loss to individual shareholders, could be subject to the law of states other than Montana and to statutes of limitation that could vary from state to state. Shareholder ratification will foreclose the possibility that such transactions can be enjoined or set aside. Moreover, to the extent ratification of the transactions is not obtained, approval by a shareholder of the ratification proposal may be a defense to any action brought in the name of such shareholder to enjoin, set aside or seek money damages with respect to the transactions.

     REQUISITE APPROVAL. Under the Montana Business Corporation Act, ratification by the shareholders of such transactions requires the affirmative vote of a majority of the shares of common stock of the Company present at the annual meeting, in person or by proxy, held by disinterested holders. For purposes of the proposal, disinterested holders shall mean all of the shareholders of the Company except (i) the holders identified on the preceeding page of this Proxy Statement, and (ii) persons such as members of the immediate families of such identified holders whose shares may be deemed to be beneficially owned by the identified holders pursuant to the Commission's rules. As of the record date for the annual meeting, the disinterested holders of common stock of the Company owned beneficially or of record approximately 93% of the issued common stock of the Company at such date. The remainder of the shares of common stock of the Company otherwise eligible to vote at the annual meeting were owned beneficially or of record by the identified holders at such date, and will abstain from voting with respect to Item 3.

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THE ISSUANCE OF SHARES FOR SERVICES AND THE TERMS OF THE PRIVATE OFFERINGS ARE FAIR AND IN THE BEST INTEREST OF THE COMPANY BUT MAKES NO RECOMMENDATION
     CONCERNING ITEM 3.

     CONCLUSION

     It is important that proxies be returned promptly. Shareholders are requested to vote, sign, date and promptly return the proxy in the enclosed self-addressed envelope. The board of directors knows of no other matters which may be presented for shareholder action at the annual meeting. If other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote on such proposals according to their best judgment.

     A COPY OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS IS ENCLOSED WITH THIS PROXY STATEMENT. COPIES OF THE COMPANY'S FORM 10-K WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CAN BE OBTAINED FREE OF CHARGE FROM THE COMPANY BY REQUESTING SUCH REPORT IN WRITING TO:
     MS. JENNIFER SEMM, GOLD RESERVE CORPORATION, 1940 SEAFIRST FINANCIAL CENTER, SPOKANE, WASHINGTON 99201.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ A. Douglas Belanger
                                         ----------------------------------
                                         A. Douglas Belanger, Secretary

     PROXY

     ANNUAL MEETING OF SHAREHOLDERS OF GOLD RESERVE CORPORATION
     June 7, 1996

     The undersigned hereby constitutes and appoints Rockne J. Timm and/or
     A. Douglas Belanger, the undersigned's attorney-in-fact and proxy to vote all of the shares of common stock of Gold Reserve Corporation (the "Company") owned of record by the undersigned on April 10, 1996 at the annual meeting of shareholders of the Company to be held on June 7, 1996 or any adjournment(s) or postponement(s) thereof.

     UNLESS OTHERWISE INDICATED, THE SHARES OF COMMON STOCK OWNED BY THE UNDERSIGNED WILL BE VOTED FOR ELECTION OF THE DIRECTOR-NOMINEES (ITEM
     1) AND FOR APPROVAL OF ITEM 2 and 3.

     ITEM 1.  ELECTION OF DIRECTORS

     [  ] FOR    [  ] AGAINST    [  ] ABSTAIN

     With respect to the election of the following director-nominees:

     Rockne J. Timm            A. Douglas Belanger
     Jean Charles Potvin       Patrick D.McChesney       James H. Coleman

     NOTE: To withhold authority to vote for a particular director-nominee(s), strike a line through such director-nominee(s) name. If you wish to cumulate your votes for a particular nominee or nominees, check this box [ ] and indicate beside the name of each nominee the number of votes you wish to cast for each.

     ITEM 2.  RATIFICATION OF AUDITORS

     [  ] FOR    [  ] AGAINST    [  ] ABSTAIN

     Ratification of Coopers & Lybrand L.L.P. as the Company's independent auditor for the year ending December 31, 1996 and any interim period.

     ITEM 3. APPROVAL OF PROPOSED ISSUANCE OF COMMON STOCK OF GREAT BASIN AND MEGAGOLD TO AFFILIATES OF THE COMPANY

     [  ] FOR    [  ] AGAINST    [  ] ABSTAIN

     Approval of issuance of common stock of Great Basin and MegaGold to affiliates of the Company.

     DATED: _____________, 1995

     __________________________________________
     Signature of Shareholder

     __________________________________________
     Additional Signature, if Jointly Owned